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                            STATE OF DELAWARE                             Page 1

                        OFFICE OF THE SECRETARY OF STATE

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                  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PATH 1 NETWORK TECHNOLOGIES INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.

                                     [SEAL]












                                     [SEAL]

                                         /s/ EDWARD FREEL
                                         -----------------------------------
                                         EDWARD J. FREEL, SECRETARY OF STATE

2853501 8100                             AUTHENTICATION:              0265247

001082093                                DATE:                        02-17-00



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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        PATH 1 NETWORK TECHNOLOGIES INC.


         The Undersigned, in order to amend its Certificate of Incorporation, hereby certifies as follows:

                  FIRST: The name of the corporation is Path 1 Network Technologies Inc.

                  SECOND: The Corporation hereby amends its Certificate of Incorporation as follows:

         Paragraph FOURTH of the Certificate of Incorporation, relating to the authorized capital, is hereby amended to read in its entirely, as follows:

         *FOURTH: (a) The Corporation shall be authorized to issue the following shares:


                         CLASS                       # OF         PAR VALUE
                                                    SHARES
                   --------------------------------------------------------
                   Class A Common                 20,000,000       .001
                   --------------------------------------------------------
                   Class B Common                 10,000,000       .001
                   --------------------------------------------------------
                   Preferred                              10       .001
                   --------------------------------------------------------


(A)      CLASS A COMMON STOCK.

         The Corporation's existing Common Stock, par value, $.001 per share, is hereby redesignated Class A Common Stock, par value $.001 per share.

(B)      CLASS B COMMON STOCK.

         (1) VOTING. The Class B Common stock shall have no voting rights.

         (2) DIVIDENDS. The holders of the Class B Common Stock shall not be entitled to receive any dividends.

         (3) CONVERSION. The Class B Common Stock will convert into shares of Class A Common Stock, on a one-for-one basis, upon the occurrence of any one of the following events:


                                              STATE OF DELAWARE
                                             SECRETARY OF STATE
                                          DIVISION OF CORPORATIONS
                                          FILED 09:00 AM 04/13/1999
                                              991144006-2853501

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         (a)      Either the Corporation is sold (including merger,
                  consolidation or other change of control) or it sells, leases, or licenses all of substantially all of its assets;
         (b) The Corporation generates revenues from operations equal to $10,000,000 and reports earnings of $2,000,000 in any fiscal year before interest, taxes, depreciation, amortization and extraordinary items; and
         (c) There is a underwritten public offering of the Corporation's Class A Common Stock of at least $25,000,000.

         (4) NON-VOTING, NON-ASSIGNABLE AND NON-TRANSFERABLE

         The Class B Common Stock shall be (i) non-voting, (ii) non-assignable, and (iii) non-transferable.

         (5) LIQUIDATION, DISSOLUTION OR WINDING UP.

         Upon any liquidation, dissolution or winding up of the Corporation, the right of the holders of the Class B Common Stock to receive any distributions shall be subordinate to holders of the Class A Common Stock and the Series A Preferred Stock.

(C) PREFERRED STOCK. The shares of the Corporation's preferred stock shall be designated as Series A Preferred Stock (the "Series A Preferred Stock").

         (1) VOTING. (a) Except as provided in paragraph (b), the Series A Preferred Stock shall no voting rights.

         (b) The Corporation shall not, without the affirmative consent of the holders of a majority of the Series A Preferred Stock, (i) in any manner authorize or create any class of capital stock ranking, as to distribution of assets, prior to the Series A Preferred Stock or (ii) in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions, or increase the number of authorized shares of the Series A Preferred Stock in any material respect prejudicial to the holders thereof.

         (2) DIVIDENDS. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, a dividend, payable, on the same terms as dividends payable to


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holders of the Corporation's common shares, in an amount equal to the percentage interest in the Corporation's common shares the Series A Preferred Stock would be convertible into.

         (3)      CONVERSION

         Nine months after the date the Series A Preferred Shares are issued, ten (10) Series A Preferred Shares shall be convertible into 277,018 Shares of the Corporation's common stock.

         (4)      NON-VOTING, NON-ASSIGNABLE AND NON-TRANSFERABLE

         The Series A Preferred Shares shall be (i) non-voting, (ii) non-assignable, and (iii) non-transferable for the first two years after issuance.

         (5)      REDEMPTION
         At any time nine months after issuance, ten Series A Preferred Shares may be redeemed by the Corporation into 277,018 Shares of the Common Stock of the Corporation.

         (6)      REPRESENTATION ON BOARD OF DIRECTORS

         Holders of all the outstanding Series A Preferred Shares shall be entitled to appoint two representatives to the Corporation's Board of Directors.

         (7)      DEBT FINANCING; WARRANTS

         For a period of two years after the issuance of the Series A Preferred Shares, the Corporation shall not be entitled to (i) issue any debt securities, or (ii) any warrants in connection with an equity financing, without the consent of the holders of the Series A Preferred Shares, which consent shall not be unreasonably withheld.

         (8)      LIQUIDATION, DISSOLUTION OR WINDING UP.

         Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  THIRD: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by the holders of a majority of outstanding


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shares entitled to vote thereon pursuant to Section 228 and 242 of the General
Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 22nd day of March 1999.



                                                     /s/ James Berns
                                                     ---------------------------
                                                     James Berns, Secretary












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